UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

HILB ROGAL & HOBBS COMPANY

(Exact name of registrant as specified in its charter)

0-15981

(Commission File Number)

Virginia	54-1194795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Hilb Rogal and Hobbs Company (the Company) provided disclosures regarding certain industry and legal developments in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (Form 10-Q) filed with the Securities and Exchange Commission. The information contained in this Item 8.01 of Form 8-K is being provided in connection with the Company’s release of 2005 second quarter earnings to update the Company’s disclosure of industry and legal developments since the filing of the Form 10-Q.

Industry and Regulatory Developments

On October 14, 2004, the Office of the Attorney General of the State of New York (NYAG) filed a lawsuit against Marsh & McLennan Companies, Inc. and its subsidiary Marsh Inc. (collectively Marsh), the world’s largest insurance broker, alleging statutory and common law fraud, securities fraud, bid-rigging and other antitrust violations in the placement of insurance business. On March 4, 2005, the NYAG filed a lawsuit against Aon Corporation (Aon), the world’s second largest insurance broker, alleging fraudulent business practices, common law fraud and securities fraud in connection with the conduct of its placement of insurance business. Marsh and Aon have each announced settlement agreements with the NYAG and certain state regulators. On April 8, 2005, Willis Group Holdings Limited, Willis North America Inc. and Willis of New York, Inc. (collectively Willis) entered into an agreement with the NYAG and the New York state insurance regulator to resolve issues related to investigations of business practices conducted by the NYAG and the state regulator. On May 18, 2005, Arthur J. Gallagher & Co. and its subsidiaries and affiliates, except for Gallagher Bassett Services, Inc., (collectively Gallagher), entered into an Assurance of Voluntary Compliance with the Attorney General of the State of Illinois and the Illinois state insurance regulator to resolve issues related to investigations of business practices conducted by the Illinois regulators.

Under the terms of the agreements, Marsh, Aon, Willis and Gallagher are required to establish settlement funds in the amounts of $850 million, $190 million, $50 million and $27 million, respectively, to compensate certain policyholder clients who retained Marsh, Aon, Willis or Gallagher to place insurance between specified inception or renewal dates, where such policies resulted in Marsh, Aon, Willis and Gallagher recording contingent or override commissions. The Marsh, Aon, Willis and Gallagher agreements also place restrictions on the future business practices of these companies. Marsh, Aon, Willis and Gallagher may no longer accept (i) any contingent compensation for certain services in placing, renewing, consulting on or servicing any insurance policy and (ii) any compensation other than a specific fee to be paid by the client, a specific percentage commission on premiums to be paid by the insurer set at the time of the purchase, renewal, placement or servicing of the policy, or both types of compensation. If Marsh, Aon or Willis receives any commission, it must disclose to the client that it intends to collect the commission and obtain the client’s written consent prior to the binding of the policy.

The Company has not received subpoenas from the attorneys general in New York or Illinois. However, other state attorneys general and insurance departments have been making inquiries into, among other things, the industry’s commission payment practices. In Connecticut, the Company has received subpoenas from the Office of the Attorney General of the State of Connecticut and from the United States Attorney for the District of Connecticut as part of their investigation into the Company’s business practices, including contingent commissions. The Company also has received subpoenas from the attorneys general in Florida, Massachusetts and North Carolina requesting information regarding the Company’s business practices. In addition, the Company has received requests for information from state insurance departments in twelve states, and the Company may receive additional subpoenas and/or requests for information in the future from attorneys general and/or insurance departments of other states. The Company will evaluate, and intends to cooperate fully in connection with, all such subpoenas and requests.

A committee of the Company’s Board of Directors has been authorized to perform an independent review of the Company’s business practices in the areas that were the subjects of the NYAG’s allegations against Marsh. This committee has engaged outside legal counsel to assist it in the review.

Contingent Commissions

As a result of the industry and regulatory developments described above, controversy continues to surround the longstanding insurance industry practice of contingent and override commissions paid to agents and brokers by underwriters. The Company has historically entered into contingent and override commission agreements with various underwriters. Contingent commissions are commissions paid by underwriters based on profitability of the business, premium growth, total premium volume or some combination of these factors. Revenue from contingent commissions is heavily weighted in the first and second quarters. Override commissions are typically volume-based commissions paid by underwriters in excess of the standard commission rates on specific classes of business.

For the six months ended June 30, 2005 and 2004, the Company recognized contingent and override commissions of $44.7 million and $35.1 million, respectively. For the years ended December 31, 2004 and 2003, the Company recognized $42.4 million and $40.8 million, respectively, in contingent and override commissions. Of the 2005 six month amount, 93% was from standard contingency agreements and 7% was from national override agreements. Of the 2004 annual amount, 81% was from standard contingency agreements and 19% was from national override agreements. The standard contingency agreements are maintained at the local office level. The national override agreements are specially negotiated and volume-based. Effective for business written on or after January 1, 2005, these national override agreements, which were paid quarterly when earned, reverted into standard local contingency arrangements with those underwriters, which will be paid and recorded, if at all, annually beginning in early 2006. There can be no assurance that the loss of override commissions resulting from the reversion to standard local contingency arrangements will be offset by additional contingent commissions in future periods.

The departments of insurance of various states may adopt new regulations addressing contingent commission arrangements and disclosure of such arrangements with insureds. In addition, the National Association of Insurance Commissioners has proposed model legislation to implement new disclosure requirements relating to agent and broker compensation arrangements. The Company intends to monitor agent and broker compensation practices and, as warranted by market and regulatory developments, will review its compensation arrangements with underwriters. While it is not possible to predict the outcome of the governmental inquiries and investigations into the insurance industry’s commission payment practices or the responses by the market and regulators, any material decrease in the Company’s contingent commissions is likely to have an adverse effect on its results of operations.

Industry Litigation

The Company has been named as a defendant in certain legal proceedings against brokers and insurers relating to broker compensation arrangements and other business practices. In August 2004, OptiCare Health Systems Inc. filed a putative class action suit in the U.S. District Court for the Southern District of New York (Case No. 04-CV-06954) against a number of the country’s largest insurance brokers, including the Company, and several large commercial insurers. In the amended complaint, the plaintiff alleges, among other things, that the broker defendants engaged in improper steering of clients to the insurer defendants for the purpose of obtaining undisclosed additional compensation in the form of commissions from insurers; that the defendants were engaged in a bid-rigging scheme involving the submission of false and/or inflated bids from insurers to clients; and that the broker defendants entered into unlawful tying arrangements to obtain reinsurance business from the defendant insurers. The plaintiff alleges violations of federal and state antitrust laws, conspiracy and violation of 18 U.S.C. § 1962(c) and (d), fraudulent concealment, misrepresentation, breach of fiduciary duty, unjust enrichment and violation of state unfair and deceptive practices statutes. The plaintiff seeks monetary relief, including treble damages, an injunction, costs and other relief. On February 17, 2005, the Judicial Panel on Multidistrict Litigation (the Panel) ordered that this case, along with three other purported antitrust class actions filed in New York, New Jersey and Pennsylvania against industry participants, be centralized and transferred to the U.S. District Court for the District of New Jersey. The Company has not yet filed a responsive pleading in this case but believes it has substantial defenses to these claims and intends to defend itself vigorously.

In December 2004, two other purported class action suits were filed in the U.S. District Court for the Northern District of Illinois, Eastern Division, by Stephen Lewis (Case No. 04-C-7847) and Diane Preuss (Case No. 04-C-7853), respectively, against certain insurance brokers, including the Company, and several large commercial insurers. Neither complaint has been served on the Company. In the complaints, plaintiffs allege, among other things, that the defendants were involved in a scheme to manipulate the market for commercial insurance by steering clients to the insurer defendants for the purpose of obtaining undisclosed additional compensation in the form of commissions from insurers and by engaging in a bid-rigging scheme using false and/or inflated bids from insurers to clients. The plaintiffs allege violations of federal and state antitrust laws, conspiracy and violation of 18 U.S.C. § 1962(c) and (d), fraudulent concealment, misrepresentation, breach of fiduciary duty, unjust enrichment and violation of state unfair and deceptive practices statutes. The plaintiffs seek monetary relief, including treble damages, an injunction, costs and other relief. A Conditional Transfer Order dated March 10, 2005 has been entered by the Panel that conditionally transfers the Lewis and Preuss cases to the U.S. District Court for the District of New Jersey. The Company believes it has substantial defenses to the claims made in the Lewis and Preuss cases and intends to defend itself vigorously.

In May 2005, Bensley Construction, Inc. filed a putative class action suit in the Superior Court of the Commonwealth of Massachusetts (Case No. ESCV2005-00277) against the Company and certain large commercial insurers and brokers. In the amended complaint, the plaintiff alleges, among other things, that the broker defendants entered into contingent commission agreements with the insurer defendants without disclosing the existence and/or terms of the agreements to clients to whom the defendants owed a fiduciary duty and that certain of the defendants engaged in a bid-rigging and customer allocation scheme to maximize their revenues under the contingent commission agreements. The plaintiff alleges breach of fiduciary duty, unjust enrichment, aiding and abetting breaches of fiduciary duty, breach of contract and breach of implied covenant of good faith and fair dealing. The plaintiff seeks monetary damages for each member of the class in an amount not to exceed $74,999 per class member, costs and other relief. The defendants removed the case to federal court and filed a notice to transfer the case to the U.S. District Court for the District of New Jersey pursuant to the Panel order referred to above. The Company believes it has substantial defenses to these claims and intends to defend itself vigorously.

Securities Class Action Suit

The Company and certain of its current and former officers have been named as defendants in a putative class action suit filed in the United States District Court for the Eastern District of Virginia. The suit alleges generally that the defendants issued false and misleading statements to the public between February 14, 2002 and May 26, 2005 in violation of the federal securities laws. As of the date of this report, the Company has not been served with the complaint in this matter.

Forward-Looking Statements

The Company cautions readers that the foregoing discussion and analysis includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by that Act. These forward-looking statements are believed by the Company to be reasonable based upon management’s current knowledge and assumptions about future events, but are subject to the uncertainties generally inherent in any such forward-looking statement, including factors discussed above as well as other factors that may generally affect the Company’s business, financial condition or operating results. Risk factors and uncertainties that might cause such a difference include, but are not limited to, the following: the Company’s commission revenues are highly dependent on premium rates charged by insurance underwriters, which are subject to fluctuation based on the prevailing economic conditions and competitive factors that affect insurance underwriters; the level of contingent commissions is difficult to predict and any material decrease in the Company’s collection of them is likely to have an adverse impact on operating results; the Company has eliminated override commissions effective for business written on or after January 1, 2005, and it is uncertain whether additional contingent commissions payable to the Company will offset the loss of such revenues; the Company’s growth has been enhanced through acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to the Company; the Company’s failure to integrate an acquired insurance agency efficiently may have an adverse effect on the Company; the general level of economic activity can have a substantial impact on revenues that is difficult to predict; a strong economic period may not necessarily result in higher revenues if the volume of insurance business brought about by favorable economic conditions is offset by premium rates that have declined in response to increased competitive conditions; if the Company is unable to respond in a timely and cost-effective manner to rapid technological change in the insurance intermediary industry, there may be a resulting adverse effect on business and operating results; the business practices and broker compensation arrangements of the Company and the insurance intermediary industry are subject to uncertainty due to investigations by various governmental authorities and related private litigation; and quarterly and annual variations in the Company’s commissions and fees that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected impacts on the Company’s results of operations. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other reports from time to time filed with or furnished to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY
(Registrant)

Date: July 27, 2005	By:	/s/ Carolyn Jones
Carolyn Jones
Senior Vice President, Chief Financial Officer and Treasurer